Exhibit 99.2

SCAN TO
VIEW MATERIALS & VOTE

UNITED SECURITY BANCSHARES
2126 INYO ST
FRESNO, CA 93721

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85399-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITED SECURITY BANCSHARES

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. **Approval of the Merger Agreement.** To approve the principal terms of the Agreement and Plan of Merger, dated as of December 16, 2025, between Community West Bancshares ("CWB") and United Security Bancshares ("USB"), pursuant to which USB will merge with and into CWB (the "merger"), and the transactions contemplated therein.	☐	☐	☐
2. **Adjournment of the Special Meeting.** To approve the adjournment of the special meeting to permit further solicitation of proxies in the event that an insufficient number of votes are cast to approve the USB merger proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V85400-TBD UNITED SECURITY BANCSHARES Special Meeting of Stockholders March 30, 2026 2:00 PM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Dennis Woods and David Kinross, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UNITED SECURITY BANCSHARES that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 2:00 PM, on March 30, 2026, at the 2126 Inyo Street, Fresno, California 93721, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side